UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 14, 2015

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

320 Park Avenue, 8th Floor, New York, New York	10022
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

120 West 45th Street, 20th Floor, New York, New York 10036
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

 The Annual Meeting of Stockholders of Pzena Investment Management, Inc. was held in New York, New York on May 14, 2015. At that meeting, the stockholders considered and acted upon the following proposals:

Proposal 1: Election of Directors. By the vote reflected below, the stockholders elected the following individuals as directors to hold office until the 2016 Annual Meeting of Stockholders of the Company:

Director	Class A Shares “For”	Class B Shares “For”	Class A Shares “Withheld”	Class B Shares “Withheld”
Richard S. Pzena	7,724,980	231,438,070	276,316	0
John P. Goetz	7,514,935	231,438,070	486,361	0
William L. Lipsey	7,515,035	231,438,070	486,261	0
Steven M. Galbraith	7,235,440	231,438,070	765,856	0
Joel M. Greenblatt	6,807,498	231,438,070	1,193,798	0
Richard P. Meyerowich	7,234,065	231,438,070	767,231	0
Charles D. Johnston	7,233,876	231,438,070	767,420	0

Proposal 2: Ratification of Independent Auditors. The stockholders voted to ratify the appointment of KPMG LLP as independent auditors for the Company for its fiscal year ending December 31, 2015. Voting was as follows:

	FOR	AGAINST	ABSTAIN
Class A common stock	10,309,672	3,000	—
Class B common stock	231,438,070	0	0

Proposal 3: Ratification of the Amendment to the Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan:

	FOR	AGAINST	ABSTAIN
Class A common stock	7,141,183	735,379	124,734
Class B common stock	231,438,070	0	0

Proposal 4: Ratification of the Amendment to the Pzena Investment Management, LLC Amended and Restated Bonus Plan:

	FOR	AGAINST	ABSTAIN
Class A common stock	7,744,896	131,261	125,139
Class B common stock	231,438,070	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pzena Investment Management, Inc.

Dated: May 18, 2015	By:	/s/Joan Berger
Name: Joan Berger
Title: General Counsel